Exhibit 3.2  -  Bylaws

          BY-LAWS OF
    AAB NATIONAL COMPANY

     ARTICLE I - OFFICES

The principal office of the corporation shall be established and maintained at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410, County of Palm Beach, State of Florida. The corporation may also have offices at such places within or without the State of Florida as the Board may from time to time establish.

     ARTICLE II - SHAREHOLDERS

1.    PLACE OF MEETINGS
Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the Board shall authorize.

2.    ANNUAL MEETING
The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

3.    SPECIAL MEETINGS
Special meetings of the shareholders may be called by the Board or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made. The secretary shall issue the call for the meeting unless the President, the Board or the shareholders shall designate another to make said call.

4.    NOTICE OF MEETING
Written notice of each meeting of shareholders shall state the place, day and hour of the meetings and in the case of a special meeting the purpose or purposes for which the meeting is called. Notice shall be delivered personally or by first class mail to each shareholder of record having the right and entitled to vote at such meeting at his last address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any shareholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before, during or after the meeting.

5.    CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose



  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)


of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 30 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of share-holders .

6.    VOTING
Every shareholder of common stock shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share recorded in the shareholder's name on the books of the corporation on the record date. The books of records of shareholders shall be produced at the meeting upon the request of any shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. The affirmative vote of a majority of the shares represented at the meeting shall control the actions of the shareholders.


7.    QUORUM
The presence, in person or by proxy, of shareholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In case a quorum shall not be present at any meeting, a majority of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.








  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)

8.   PROXIES
At any shareholders meeting or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after eleven months from the date thereof unless otherwise provided in the proxy. In the event a proxy provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the proxy shall provide otherwise.

     ARTICLE III - DIRECTORS

1.    BOARD OF DIRECTORS
The business of the corporation shall be managed and its corporate powers executed by a Board of Directors, consisting of one (1) member; however commencing on March 31, 2004, the Board of Directors shall consist of four
(4) members. It shall not be necessary for directors to be residents of the State of Florida or shareholders.

2.    ELECTION AND TERM OF DIRECTORS
Directors shall be elected at the annual meeting of shareholders and each director elected shall hold office until the director's successor has been elected and qualified, or until prior resignation or removal.

3.    VACANCIES
Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.



REMOVAL OF DIRECTORS

Any or all of the directors may be removed without cause by vote of a majority of all the shares outstanding and entitled to vote at a special meeting of shareholders called for that purpose.

5.    RESIGNATION
A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.






  AAB NATIONAL COMPANY
Exhibit 3.2  -  Bylaws
(CONTINUED)

6.    QUORUM OF DIRECTORS
A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

7.    PLACE AND TIME OF BOARD MEETING
The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Florida as it may from time to time determine. Participation in a meeting by communication methods whereby all persons can hear each other at the same time shall constitute presence in person at a meeting.

8.    REGULAR ANNUAL MEETING
A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

9.    NOTICE OF MEETING OF THE BOARD
Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of a majority of the Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.


10.  COMPENSATION
The Board shall have the authority to fix the compensation of Directors.



     ARTICLE IV - OFFICERS

1.    OFFICERS, ELECTION AND TERM
  a)    The Board may elect and appoint a President, a Vice
        President, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.
  b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired terra.
  c)    Any two or more offices may be held by the same person.
  d)    The salaries of all officers shall be fixed by the Board.
  e) The Directors may require any officer to give security for the faithful performance of his duties.



  AAB NATIONAL COMPANY
Exhibit 3.2  -  Bylaws
(CONTINUED)


2.    PRESIDENT
The President shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President or Chief Executive Officer of a corporation. He shall preside at all meetings of the shareholders if present thereat and shall have general supervision, direction and control of the business of the corporation. Except as the Board shall authorize the execution thereof in some other manner, he shall execute as either "President" or "Chief Executive Officer" any bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

3.    VICE PRESIDENT
During the absence or disability of the President, the Vice President, if one be elected, or if there is more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

4.    SECRETARY
The Secretary shall attend all meetings of the Board and of the shareholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of shareholders and of special meetings of the Board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board, or assigned to him by the President.

5.    ASSISTANT SECRETARIES
During the absence or disability of the Secretary, the Assistant Secretary, or if there is more than one, the one so designated by the Secretary of the Board, shall have the powers and functions of the Secretary.





  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)

6.    TREASURER
The Treasurer shall be the Chief Financial Officer and shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board, disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements, render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all transactions as Treasurer and of the financial condition of the corporation, render a full financial report at the annual meeting of the shareholders if so requested, be furnished by all corporate officers and agents on request with such reports and statements as required as to all financial transactions of the corporation, and perform such other duties as are given by these By-Laws or as from time to time are assigned by the Board or the President.

7.    ASSISTANT TREASURER
During the absence or disability of the Treasurer, the Assistant Treasurer, or if there is more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

8.   SURETIES AND BONDS
In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of their duties to the corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the corporation which may come into their hands.

     ARTICLE V - CERTIFICATES FOR SHARES

1.    CERTIFICATES
The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or Vice President and the secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

2.    LOST OR DESTROYED CERTIFICATES
The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, when authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or



  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)

the owner's legal representative, to advertise the same in such a manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.    TRANSFER OF SHARES
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed on the entry of the transfer. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

     ARTICLE VI - DIVIDENDS
The Board may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the shares of the corporation in cash, property or its own shares as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the corporation.

     ARTICLE VII - CORPORATE SEAL
The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or any corporate obligation for the payment of money may be facsimile, engraved or printed.

     ARTICLE VIII - EXECUTION OF INSTRUMENTS
All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

     ARTICLE IX - FISCAL YEAR
The fiscal year shall be initially determined by the Board of Directors.



  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)

     ARTICLE X - NOTICE AND WAIVER OF NOTICE
Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of

Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     ARTICLE XI - CONSTRUCTION
Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

     ARTICLE XII - INFORMAL MANAGEMENT CONDUCT OF
BUSINESS WITHOUT MEETINGS - UNANIMOUS CONSENT
Any action of the shareholders, directors or committee may be taken without a meeting if consent thereto in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and shall be filed with the Secretary of the corporation as part of the proceedings of the shareholders, directors or committees as the case may be. Such consent shall have the same effect as a unanimous vote. Any action of the shareholders may be taken without a meeting, with less than unanimous consent, as provided by law.

     ARTICLE XIII - AMENDMENTS
The board may adopt, alter, amend or repeal these By-Laws. By-Laws adopted by the board or by the shareholders may be repealed or changed, new By-Laws may be adopted by the shareholders, and shareholders may prescribe in any By-Law made by them that such By-Law shall not be altered, amended or repealed by the board.

     ARTICLE XIV - CORPORATE INDEMNIFICATION PLAN
The corporation may indemnify any person:
 (1) Who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was an incorporator, director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an incorporator, director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided by Florida law;


  AAB NATIONAL COMPANY

Exhibit 3.2  -  Bylaws
(CONTINUED)

(2) Who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an incorporator, director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an incorporator, director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an incorporator, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against such costs and expenses, and to the extent and in the manner provided by Florida law.

The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote of a quorum of directors including any director who is a party to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum of shareholders including any shareholder who is a party to such action, suit, or proceeding. The corporation will have the power to make further indemnification as provided by Florida law. The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided by Florida law.

     ARTICLE XV - ELECTION OF CERTAIN FLORIDA STATUTES NOT TO GOVERN
CERTAIN AFFILIATED TRANSACTIONS AND CONTROL-SHARE ACQUISITIONS
The Corporation, by adopting this Article XV, elects that Florida Statutes
607.0901 entitled "Affiliated Transactions", shall not govern or apply to any corporate action. The Corporation further elects that Florida Statutes
607.0902 entitled "Control-Share Acquisitions" shall not govern or apply to any transaction or convey any rights to any shareholder of the Corporation.